Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment, dated as of November 26, 2024 (this “Amendment”) to that certain Securities Purchase Agreement, dated as of September 23, 2024 (as amended and in effect from time to time, including by this Amendment, the “Purchase Agreement”), by and between Red Cat Holdings, Inc., a Nevada corporation (the “Company”) and Lind Global Asset Management X LLC, a Delaware limited liability company (the “Investor”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

WHEREAS, the parties desire to amend the Purchase Agreement to, among other things, provide for the issuance and sale by the Company of an additional Note (the “Second Note”) and Warrant (the “Second Warrant”) to the Investor;

WHEREAS, the parties desire to conduct the closing of the purchase and sale of the Second Note and Second Warrant simultaneously with the execution of this Amendment; and

WHEREAS, pursuant to Section 11.9 of the Purchase Agreement, each of the Company and the Investor may amend the Purchase Agreement in a written instrument signed by the Company and the Investor.

NOW THEREFORE, in consideration of the premises and covenants set forth herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, pursuant to Section 11.9 of the Purchase Agreement, to amend the Purchase Agreement as follows:

1.                Definition of “Note” in the Purchase Agreement and Addition of new Exhibit E.

The definition of “Note” in the Purchase Agreement is hereby restated to read as follows:

“Note” means (i) the convertible promissory note, in the form attached hereto as Exhibit B (the “Original Note”), in the principal amount of Nine Million Six Hundred Thousand Dollars ($9,600,000), and (ii) the convertible promissory note, in the form attached hereto as Exhibit E (the “Second Note”), in the principal amount of Seven Million Two Hundred Thousand Dollars ($7,200,000).

The Purchase Agreement is hereby amended to include a new Exhibit E, in the form attached hereto as Exhibit E.

2.                Definition of “Warrant” in the Purchase Agreement and Addition of new Exhibit F.

The definition of “Warrant” in the Purchase Agreement is hereby restated to read as follows:

“Warrant” means (i) a Common Stock purchase warrant, in the form attached hereto as Exhibit C, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire 750,000 shares of Common Stock (the “Original Warrant”), and (ii) a Common Stock purchase warrant, in the form attached hereto as Exhibit F, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire 326,000 shares of Common Stock (the “Second Warrant”).

The Purchase Agreement is hereby amended to include a new Exhibit F, in the form attached hereto as Exhibit F.

3.                Second Closing. Subject to the terms and conditions set forth herein and in the Purchase Agreement, within five (5) Business Days of the date of this Amendment (the “Second Closing Date”), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, for an amount equal to Six Million Dollars ($6,000,000) less an applicable commitment fee equal to Two Hundred Ten Thousand Dollars ($210,000), the Second Note and the Second Warrant (the “Second Closing”).

4.                Conditions to Second Closing. The obligations of the Investor to fund the Second Note and acquire the Second Warrant are subject to the satisfaction or waiver by the Investor, at or before the Second Closing Date, of each of the conditions set forth in Section 6.1 of the Purchase Agreement, and the obligations of the Company to issue the Second Note and the Second Warrant are subject to the satisfaction or waiver by the Company, at or before the Second Closing Date, of each of the conditions set forth in Section 6.2 of the Purchase Agreement; provided, that any reference to “Closing Date” shall, for purposes of the Second Closing, shall refer to the date of this Amendment, and any reference to the “Closing”, for purposes of the Second Closing, refer to the Second Closing.

5.                Acknowledgement of Supplemental Loan Document. The Company and the Investor hereby acknowledge that the Second Note is considered a “Supplemental Loan Document” in each of the Security Documents, as applicable.

6.                Registration. Within five (5) days of the Second Closing Date, the Company shall file a pre-effective amendment to the Registration Statement on Form S-3 (file no. 333-283242) to include the additional Investor Shares underlying the Second Note and Second Warrant. Such amendment to the Registration Statement shall be filed pursuant to Section 9 of the Purchase Agreement and shall be governed by same.

7.                Conditions to Effectiveness. This Amendment shall be effective as of the date first written above upon the receipt by the Investor of this Amendment, duly executed and delivered by the Investor and the Company.

8.                Continued Validity of Purchase Agreement. Except as specifically amended hereby, the Purchase Agreement shall remain in full force and effect and all of the rights and obligations of each of the Investor and the Company under the Purchase Agreement are affirmed. In the event of a conflict between this Amendment and the Purchase Agreement, this Amendment shall control. All references in the Purchase Agreement or any Transaction Document shall hereafter refer to the Purchase Agreement as amended hereby. Each of this Amendment, the Second Note and the Second Warrant shall be a Transaction Document for all purposes under the Purchase Agreement.

9.                Fees and Expenses. Prior to the date of this Amendment, the Company has paid Morgan, Lewis & Bockius LLP $15,000. At the Second Closing, the Company shall reimburse the Investor up to an additional $15,000 in the aggregate of due diligence costs and fees and disbursements of Morgan, Lewis & Bockius LLP in connection with the preparation of this Amendment, the Second Note and the Second Warrant, it being understood that Morgan, Lewis & Bockius LLP has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including this Amendment.

10.             Governing Law; Dispute Resolution. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

11.             Counterparts. This Amendment may be executed in two or more counterparts (including facsimile or “pdf” counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Each party hereto hereby agrees that this Amendment and any other document to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:	INVESTOR:

RED CAT HOLDINGS, INC.	LIND GLOBAL ASSET MANAGEMENT X LLC

By: /s/ Jeffrey Thompson	By: /s/ Jeff Easton
Name: Jeffrey Thompson	Name: Jeff Easton
Title: Chief Executive Officer	Title Authorized Person

EXHIBIT E

FORM OF SECOND NOTE

EXHIBIT F

FORM OF SECOND WARRANT